Exhibit 10.102

FORM OF

SMITH & WESSON HOLDING CORPORATION

2004 INCENTIVE STOCK PLAN

Restricted Stock Unit Award Grant Notice and Agreement

I.	RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Smith & Wesson Holding Corporation (the “Company”), pursuant to its 2004 Incentive Stock Plan (as amended, the “Plan”), hereby grants to the Participant named below a right to receive the number of shares of the Company’s Common Stock set forth below. This Restricted Stock Unit Award Grant Notice and Agreement (the “Agreement”) is subject to all of the terms and conditions as set forth herein and in the Plan, which are attached hereto, agreed to by the Participant, and incorporated herein in their entirety. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

Participant:

Date of Grant:	, 20__
Vesting Commencement Date:	, 20__
Number of Restricted Stock Units:

Expiration Date:	Subject to termination as provided in Section 3(b) of Part II of this Agreement.

Vesting Schedule:	1/3 of the Restricted Stock Units (“RSUs”) subject to this Award (as defined in Part II of this Agreement) will vest on each of the first, second, and third anniversaries of the Vesting Commencement Date. All vesting is subject to the Participant’s Continuous Service with the Company.

Delivery Schedule:	For each vested RSU you will receive one share of the Company’s Common Stock, with these shares of Common Stock for each vested RSU being delivered to you on each of the first, second, and third anniversaries of the Vesting Commencement Date (the “Delivery Date”).

If the Delivery Date falls on a day in which the NASDAQ Global Select Market is not open for active trading, the Delivery Date will fall on the next active trading day. An active trading day is defined as a day in which the NASDAQ Global Select Market is open for trading, excluding after hours trading.

Additional Terms/Acknowledgements; Amendment, Modification, and Entire Agreement: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Agreement and the Plan. No provision of this Agreement may be modified, waived, or discharged unless that waiver, modification, or discharge is agreed to in writing and signed by the Participant and the Plan Administrator. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. The Participant further acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the acquisition of the Company’s Common Stock pursuant to this Agreement and supersede all prior oral and written agreements on that subject, with the exception of (i) options and other awards previously granted and delivered to the Participant under the Plan, and (ii) the following agreements only:

Other Agreements:	[NONE]

Without limiting the generality of the foregoing, the Participant acknowledges and agrees that no provision of any employment, severance, or other agreement, policy, practice, or arrangement, whether written or unwritten, as may be amended or modified from time to time, shall apply to or in any way modify or amend this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

SMITH & WESSON HOLDING CORPORATION	PARTICIPANT:

By:
Name:	[Name of Participant]
Title:

Effective as of: , 20__	Effective as of: , 20__

ATTACHMENT: The Plan.

[Signature Page to Restricted Stock Unit Award Grant Notice and Agreement]

II.	RESTRICTED STOCK UNIT AWARD AGREEMENT

The Company wishes to grant to the Participant named in the above Restricted Stock Unit Award Grant Notice (the “Notice of Grant”) a restricted stock unit award (the “Award”) pursuant to the provisions of the Plan. The Award will entitle the Participant to shares of Stock from the Company, if the Participant meets the vesting requirements described herein. Therefore, pursuant to the terms and conditions contained herein, the Company grants the Participant the number of Restricted Stock Units listed in the Notice of Grant.

1. Grant Pursuant to Plan. This Award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

2. Restricted Stock Unit Award. The Company hereby grants to the Participant the Restricted Stock Units listed in the Notice of Grant as of the Date of Grant. Such number of Restricted Stock Units may be adjusted from time to time pursuant to Section 9(c) of the Plan.

3. Vesting and Forfeiture of Restricted Stock Units.

(a) Vesting. The Participant shall become vested in the Restricted Stock Units in accordance with the vesting schedule in the Notice of Grant.

(b) Forfeiture. The Participant shall forfeit any unvested Restricted Stock Units, if any, in the event that the Participant’s Continuous Service is terminated for any reason, except as otherwise determined by the Plan Administrator in its sole discretion, which determination need not be uniform as to all Participants.

(c) Vesting upon a Change in Control. The Participant shall become immediately vested in any unvested Restricted Stock Units, if any, in the event that, prior to the third anniversary of the Vesting Commencement Date, there is a Change in Control that occurs during the Participant’s Continuous Service and such Change in Control was not approved by the Board of Directors of the Company.

4. Settlement of Restricted Stock Unit Award.

(a) Settlement of Units for Stock. The Company shall deliver to the Participant one share of Stock for each vested Restricted Stock Unit subject to this Award on the Delivery Date. The Company shall not have any obligation to settle this Award for cash.

(b) Delivery of Stock. Shares of Stock shall be delivered on the Delivery Date. Once a share of Stock is delivered with respect to a vested Restricted Stock Unit, such vested Restricted Stock Unit shall terminate and the Company shall have no further obligation to deliver shares of Stock or any other property for such vested Restricted Stock Unit.

(c) Delivery upon a Change of Control. In the event of a Change in Control, the full amount of the Stock corresponding to the Participant’s vested Restricted Stock Units shall be distributed to the Participant as soon as administratively practicable following the Change in Control (or, if appropriate, in lieu of such Stock, the stock or other securities or property to which the Participant would have been entitled to receive upon such Change in Control if the Participant had held the full amount of the Stock corresponding to the Participant’s vested Restricted Stock Units immediately prior thereto).

5. No Rights as Shareholder until Delivery. The Participant shall not have any rights, benefits, or entitlements with respect to any Stock subject to this Agreement unless and until the Stock has been delivered to the Participant. On or after delivery of the Stock, the Participant shall have, with respect to the Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Stock and the right to receive all dividends, if any, as may be declared on the Stock from time to time.

6. Adjustments in Case of Certain Corporate Transactions. In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the shares of Stock are exchanged for or converted into securities issued by another entity, where such transaction is not a Change in Control, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume this Award or substitute an equivalent award. If the successor or acquiring entity or an affiliate thereof does not cause such an assumption or substitution, then this Award shall terminate upon the consummation of such sale, merger, consolidation, or other corporate transaction. Immediately prior to and contingent on the consummation of a corporate transaction as described in this Section 6 where the Award is not assumed or substituted for, the Company shall deliver shares of Stock to the extent of the vested Restricted Stock Units as of the date of the consummation of such corporate transaction.

7. Tax Provisions.

(a) Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) Withholding Obligations. At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, including the shares of Stock deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local, and foreign tax withholding obligations of the Company or a Related Entity, if any, which arise in connection with the Award.

The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested shares of Stock otherwise deliverable to the Participant pursuant to the Award a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date the Participant recognizes income with respect to those shares of Stock, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment). Any adverse consequences to the Participant arising in connection with such Stock withholding procedure shall be the Participant’s sole responsibility.

In addition, the Company, in its sole discretion, may establish a procedure whereby the Participant may make an irrevocable election to direct a broker (determined by the Company) to sell sufficient shares of Stock from the Award to cover the tax withholding obligations of the Company or any Related Entity and deliver such proceeds to the Company.

Unless the tax withholding obligations of the Company or any Related Entity are satisfied, the Company shall have no obligation to issue a certificate for such shares of Stock.

(c) Section 409A Amendments. The Company agrees to cooperate with the Participant to amend this Agreement to the extent either the Company or the Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to the Participant under Code Section 409A and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, but only to the extent such amendment would not have an adverse effect on the Company and would not provide the Participant with any additional rights, in each case as determined by the Company in its sole discretion.

8. Consideration. With respect to the value of the shares of Stock to be delivered pursuant to the Award, such shares of Stock are granted in consideration for the services the Participant shall provide to the Company during the vesting period.

9. Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged, or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment, or similar process.

10. General Provisions.

(a) Employment At Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company or its Related Entities for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause.

(b) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at Smith & Wesson Holding Corporation, 2100 Roosevelt Avenue, Springfield, Massachusetts 01104, or if the Company should move its principal office, to such principal office, and, in the case of the Participant to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter, upon ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.

(c) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(e) No Trust or Fund Created. Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Cancellation of Award. If any Restricted Stock Units subject to this Agreement are forfeited, then from and after such time, the person from whom such Restricted Stock Units are forfeited shall no longer have any rights to such Restricted Stock Units or the corresponding shares of Stock. Such Restricted Stock Units shall be deemed forfeited in accordance with the applicable provisions hereof.

(g) Participant Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the shares of Stock deliverable pursuant to the provisions of this Agreement.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

(i) Interpretation. The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.

(j) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Board.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(l) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

11. Representations. The Participant acknowledges and agrees that the Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

6